Investor Presentation – July 2020 Exhibit 99.1

Disclaimer 242, 242, 242 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” "will," “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, our continued ability to source new investments, risks associated with using debt and equity financing to fund our business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common shares, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in our filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Essential Properties Realty Trust, Inc. and the Essential Properties Realty Trust REIT are not affiliated with or sponsored by Griffin Capital Essential Asset Operating Partnership, L.P. or the Griffin Capital Essential Asset REIT, information about which can be obtained at (https://www.gcear.com).

Investment Highlights

New Vintage Net Lease Portfolio with Well Positioned Balance Sheet Creates a Compelling Investment Opportunity

Newly Assembled Portfolio of Single-Tenant Net Lease Properties with Long Duration Leases and Solid Unit-Level Rent Coverage	14.6 Years of Weighted Average Lease Term (WALT)[1]	2.9x Unit-Level Rent Coverage[1]
Experienced Senior Management Team with Track Record of Growing and Managing Public Net Lease Companies to Significant Scale	50+ Years of Collective Net Lease Experience	$2.4B of Undepreciated Total Gross Assets[1]
Small-Scale, Single-Tenant Properties Leased to Service-Oriented and Experienced-Based Businesses	94.4% Service and Experiential Cash ABR[2]	$2.0mm Average Investment Per Property
Disciplined and Proven Investment Strategy Targeting Growth via Sale-Leaseback Transactions with Middle-Market Companies	81.6% Internally-Originated Sale-Leasebacks[2,3]	$163mm Average Quarterly Investment Activity[4]
Balance Sheet Conservatively Levered with Ample Liquidity and Capital Capacity to Weather Current Environment	4.6x 1Q'20 Net Debt-to-Adjusted Annualized EBITDAre[1]	<6.0x Targeted Leverage

1. As of March 31, 2020.
2. Based on cash ABR as of March 31, 2020.
3. Exclusive of GE Seed Portfolio.
4. Average quarterly investment activity represents the trailing eight quarter average as of March 31, 2020.

2 Investor Presentation – July 2020 ESSENTIAL PROPERTIES

242, 242, 242 Covid-19 Impact: Status of Portfolio and Rent Collection Over 89% of Our Portfolio is Currently Open or Operating in a Limited Capacity Portfolio Operating Status Continues to Improve: As of June 30th, 89% of our ABR was open or operating on a limited basis, which compares to 82% at May 28th, 71% at May 11th and 66% at April 14th June Collections: We have collected 72% of June rent as of June 30th Deferred 27% of June Rent: We have agreed to defer rent for 84 different tenants across 301 properties in our portfolio. The average deferral period is 4.6 months with an average payback period of 13.9 months. In aggregate, we have agreed to defer $18.4mm in cash rent, which represents 11% of annual cash rent June Rent Abatements: We agreed to abate 1% of June rent in exchange for various lease concessions Unresolved Tenancy at <1% of ABR at June 29th: Our unresolved tenancy is comprised of five different operators across 11 properties, which represent less than 1% of ABR and $10.9mm in gross book value Current Property Status1 June Rent Status1 Status as of June 30, 2020, as measured by Cash ABR as of June 1, 2020, including the full impact of 2Q’2020 investments.

Covid-19 Impact: Tenant Industry Breakdown

Long-term Conviction in Our Targeted Industries Remains Unchanged Despite Negative Impact from Covid-19

- **Severity of Impact:** 61% of our ABR has been lightly or moderately impacted by Covid-19, which is evidenced by the vast majority of these properties (98%-99% of ABR) being open today. Conversely, over 25% of ABR in severely impacted tenant industries still remain closed. However, as states re-opening plans lift restrictions on severely impacted industries like gyms and child care centers, we expect increased rental payments from these properties
- **Projected Recovery:** We expect 61% of our ABR to experience a fast recovery as social and economic activity continues to normalize while we project 16% of ABR to recover more slowly. With 77% of our deferred rent coming from industries expected to recover at a fast or moderate pace, we are confident rent collections can materially improve in the coming months

Tenant Industry	Projected Recovery	Level of Impact	% of 1Q 2020 ABR	% Open[1]	% Limited[1]	% Closed[1]	% of Total Closed[1] ABR	% of Total Deferred Rent
Quick Service Restaurants	Fast	Light	14.3%	18%	77%	5%	7%	6%
Early Childhood Education	Moderate	Severe	13.3%	94%	3%	3%	4%	25%
Car Wash	Fast	Light	11.8%	100%	0%	0%	0%	4%
Medical / Dental	Fast	Moderate	10.9%	97%	1%	1%	1%	10%
Convenience Store	Fast	Light	10.6%	97%	2%	1%	1%	4%
Health and Fitness	Moderate	Severe	6.6%	40%	30%	30%	17%	11%
Casual Dining	Slow	Severe	5.5%	76%	16%	8%	4%	5%
Auto Service	Fast	Light	5.2%	99%	1%	0%	0%	3%
Entertainment	Slow	Severe	4.1%	50%	0%	50%	18%	3%
Home Furnishings	Moderate	Severe	3.4%	7%	22%	71%	21%	2%
Other Service	Fast	Light	3.2%	100%	0%	0%	0%	0%
Family Dining	Slow	Severe	3.2%	82%	7%	11%	3%	6%
Pet Care Services	Fast	Light	3.1%	100%	0%	0%	0%	13%
Movie Theatres	Slow	Severe	2.7%	0%	0%	100%	24%	10%
Building Materials	Fast	Light	1.7%	100%	0%	0%	0%	0%
Grocery	Fast	Light	0.6%	100%	0%	0%	0%	0%
Light	--	--	51%	76%	23%	2%	7%	26%
Moderate	--	--	11%	97%	1%	1%	2%	13%
Severe	--	--	39%	64%	11%	26%	91%	61%
Fast	--	--	61%	80%	19%	2%	9%	39%
Moderate	--	--	23%	68%	13%	19%	42%	38%
Slow	--	--	16%	57%	7%	36%	49%	23%

1. Property operating status as of June 30, 2020, as measured by Cash ABR as of June 1, 2020, including the full impact of 2Q'2020 investments.

4

Investor Presentation – July 2020

ESSENTIAL PROPERTIES

Liquidity Summary and Peer Benchmarking

Ample Liquidity to Weather the Current Environment

- **Total Liquidity of ~$550mm (Excluding Accordion Features):** At March 31, 2020, we had $214mm in cash and $335mm of availability on our $400mm unsecured revolving credit facility for $549mm in total liquidity
- **1Q'20 Leverage Well Below Long-Term Target of <6.0x:** At the end of 1Q'2020, our Net Debt / Annualized Adjusted EBITDAre was 4.6x, our fixed charge coverage was 4.5x and debt as a percentage of undepreciated gross assets was 36%
- **Well within Covenant Compliance:** We have ample room under our unsecured debt covenants (see Appendix for details) at March 31, 2020
- **Revolver:** At March 31, 2020, we had $65mm outstanding on our $400mm revolver, which has a $200mm accordion feature
- **Seven-Year Term Loan:** During 1Q'2020, we drew down the remaining $180mm on our $430mm seven-year unsecured term loan, locking in a fixed rate of 2.86%[1] on the incremental draw. Additionally, the term loan has a $70mm accordion feature

Liquidity[2] / Undepreciated Investments[3]


38.6%
25.6%
20.3%
19.7%
13.6%
13.2%
13.1%
11.7%
8.6%
FCPT
VEREIT

Liquidity[2] / Projected 2020 Fixed Costs[4] and 2020 Debt Maturities[5]


5.6x
3.8x
3.0x
2.1x
2.0x
1.9x
1.9x
1.7x
1.3x
VEREIT
FCPT

Source: Public filings and SNL.
Note: Financial data as of March 31, 2020 as adjusted for subsequent publicly-disclosed events.

1. This is the all-in interest rate once our forward LIBOR swap becomes effective on July 9, 2020. Before that date, LIBOR is floating.
2. Liquidity is defined as the sum of (i) cash and cash equivalents; (ii) availability on a revolving credit facility; (iii) undrawn commitments on term loans and (iv) unsettled forward equity issuances.
3. Undepreciated Investments represents the sum of: (i) net real estate investments; (ii) accumulated depreciation; (iii) loans and direct financing lease receivables; and (iv) assets held for sale.
4. Forecasted 2020 Fixed Costs includes: (i) general and administrative expense and operating expenses for the three months ended March 31, 2020, annualized; (ii) estimated annual interest expense based on the current capitalization; (iii) preferred stock dividend and (iiii) common stock dividends.
5. 2020 Debt Maturities excludes $322 million of notes convertible to common stock for VER.

5 Investor Presentation – July 2020 ESSENTIAL PROPERTIES

Well Capitalized Balance Sheet
Lower Levered Balance Sheet with Strong Liquidity

(dollars in thousands, except share and per share amounts)		March 31, 2020	Rate	Maturity[1]
Secured debt:				
Series 2017-1, Class A	$	160,455	4.10%	4.2 years
Series 2017-1, Class B		15,669	5.11%	4.2 years
Total secured debt		176,124	4.19%	4.2 years
Unsecured debt:				
$200mm term loan		200,000	3.26%	4.0 years
$430mm term loan		430,000	2.82%	6.7 years
Revolving credit facility[2]		65,000	LIBOR plus 1.25% to 1.85%	3.0 years
Total unsecured debt		695,000	2.91%	5.6 years
Gross debt		871,124	3.17%	5.3 years
Less: cash & cash equivalents		(192,616)		
Less: restricted cash deposits held for the benefit of lenders		(21,456)		
Net debt		657,052		
Undepreciated Gross Assets:		2,405,919		
Undepreciated Gross Investments:		2,148,557		
Availiable Liquidity		549,072		
Equity:				
Preferred stock		—		
Common stock & OP units (92,503,696 shares @ $13.06/share as of 3/31/20)[3]		1,208,098		
Total equity		1,208,098		
Total enterprise value ("TEV")	$	1,865,150		
Debt / Undepreciated Gross Assets		36.2%		
Liquidity / Undepreciated Gross Investment		25.6%		
Net Debt / TEV		35.2%		
Net Debt / Annualized Adjusted EBITDAre		4.6x		

1. Maturity figures for our secured debt are based off of our anticipated repayment schedule. The Series 2017-1 notes mature in June 2047 but have an anticipated repayment date of June 2024.
2. Our revolving credit facility provides a maximum aggregate initial original principal amount of up to $400 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $200 million.
3. Common equity & units as of March 31, 2020, based on 91,949,849 common shares outstanding (including unvested restricted share awards) and 553,847 OP units held by non-controlling interests.

6 Investor Presentation – July 2020 ESSENTIAL PROPERTIES

Debt Structure Allows for Capital Flexibility No Significant Debt Maturities Until 2024 Debt Maturity Schedule1,2,3 242, 242, 242 Debt balances are as of March 31, 2020. Maturity figures for our secured debt are based off of our anticipated repayment schedule. The Series 2017-1 notes mature in June 2047 but have an anticipated repayment date of June 2024. The Series 2017-1 notes can be prepaid without penalty starting on November 26, 2021. The Series 2017-1 Secured ABS notes: Anticipated repayment date is June 2024, but the notes can be prepaid without penalty starting on November 26, 2021. The weighted average interest rate on the notes is 4.16%. On February 10, the Company paid down $62mm of the Class A portion of the these notes without penalty Unsecured Revolving Line of Credit has $400mm of Capacity $400

242, 242, 242 242, 242, 242 Service-Oriented & Experience-Based Industries Sale-Leaseback Transactions with Middle-Market Tenants Small-Scale Net Leased Properties E-commerce resistant Profit centers essential to tenant’s operations Customers must visit to receive service/experience Longer lease term Unit-level financial reporting Include contractual rent increases Increases diversification Deeper pool of potential buyers Greater alternative uses Small-scale net leased properties are easier to divest and re-let in comparison to larger properties Service-oriented and experience-based businesses are performing well in the current economic environment and increasing store counts Targeted Investment Strategy Based on Decades of Experience Management’s Investment Discipline Has Been Refined Over Multiple Decades of Managing Assets Through Various Credit Cycles Access to growth capital for middle-market businesses is limited and results in attractive risk-adjusted returns

242, 242, 242 Seek to be the Capital Provider of Choice Maintain Direct Relationships with Our Tenants and Actively Seek to Leverage Our Relationships to Identify New Investment Opportunities 242, 242, 242 Relationship-Based Sourcing Percentage of portfolio cash ABR as of March 31, 2020 that was acquired from parties who previously engaged in one or more transaction with a senior management team member. Exclusive of GE Seed Portfolio. Percentage of portfolio cash ABR as of March 31, 2020 that was attributable to internally originated sale-leaseback transactions. Exclusive of GE Seed Portfolio. Repeat Business Through Existing Senior Management Relationships1 85.7% Internally Originated Sale-Leaseback Transactions2 81.6% Tenant Relationships 44.3% Underwriting Methodology Industry View Determine the relevant competitive factors and long-term viability of the industry, avoiding industries subject to long-term functional obsolescence Credit of the Tenant Perform detailed credit reviews of the financial condition of all proposed tenants to determine their financial strength and flexibility Unit-Level Profitability Evaluate the profitability of the business operated at our real estate locations through rent coverage ratios and historical financials Real Estate Valuation Identify whether the underlying real estate is commercially desirable and suitable for use by different tenants

242, 242, 242 New Vintage Portfolio is Focused on Targeted Industries Our Portfolio is the Result of a Disciplined Adherence to Investing in Properties Leased to Service-Oriented and Experience-Based Businesses with Unit-Level Reporting Investment Properties (#)1 1,050 Square Footage (mm) 8.3 Tenants (#) 212 Industries (#) 16 States (#) 43 Weighted Average Remaining Lease Term (Years) 14.6 Master Leases (% of Cash ABR) 60.1% Sale-Leaseback (% of Cash ABR)2,3 81.6% Unit-Level Rent Coverage 2.9x Unit-Level Financial Reporting (% of Cash ABR) 98.3% Leased (%) 99.5% Top 10 Tenants (% of Cash ABR) 23.1% Average Investment Per Property ($mm) $2.0 Includes one undeveloped land parcel and 92 properties that secure mortgage loans receivable. Exclusive of GE Seed Portfolio. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions. Portfolio Highlights March 31, 2020 Tenant Industry Diversification E-Commerce Resistant: 94.4% of cash ABR comes from service-oriented and experience-based tenants Focus on 16 Industries: Results in greater sector expertise and more efficient asset management 14.6 Year WALT Limits Near-Term Cash Flow Erosion: Only 2.0% of our cash ABR expires through 2023 Highly Transparent with No Legacy Issues: 98.3% unit-level reporting; investment program started in June 2016

Top 10 Tenant Concentration EPRT Has 212 Tenants Across 1,050 Properties with the Top 10 Representing 204 Properties and 23.1% of Cash ABR 242, 242, 242 Top 10 Tenant1 Properties % of Cash ABR 74 3.2% 23 2.9% 13 2.7% 4 2.4% 5 2.3% 34 2.3% 13 2.0% 26 1.8% 5 1.8% 7 1.7% Top 10 Tenants 204 23.1% Total 1,050 100.0% Top 10 Tenant Exposure Notes: Statistics as of March 31, 2020. Property count includes 92 properties that secure mortgage loans receivable, but excludes one undeveloped land parcel and five vacant properties. Represents tenant, guarantor or parent company.

Disciplined Underwriting Leading to Healthy Portfolio Metrics

98.3% of Unit-Level Reporting Provides (Near) Real-Time Tenant Visibility

Healthy Rent Coverage Ratios[1]

Only 2.9% of cash ABR has less than 1.5x coverage and an implied credit rating lower than B



% of Cash ABR
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
CCC+
B-
B
B+
BB-
BB
BB+
BBB-
BBB
BBB+
A-
A
A+
AA-
Rent Coverage Ratio (x)
< 1.00x
1.00 to 1.49x
1.50 to 1.99x
≥ 2.00x
NR

Long Weighted Remaining Lease Term

Only 1.0% of our expiring cash ABR through 2029 has a rent coverage ratio of less than 1.5x



42.1%
% of Cash ABR
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
Thereafter
Rent Coverage Ratio (x)
< 1.00x
1.00 to 1.49x
1.50 to 1.99x
≥ 2.00x
NR

Tenant Financial Reporting

Tenant Financial Reporting Requirements	% of Cash ABR
Unit-Level Financial Information	98.3%
Corporate-Level Financial Reporting	98.7%
Both Unit-Level and Corporate-Level Financial Information	98.1%
No Financial Information	1.0%

% of Cash ABR by Unit-Level Coverage Tranche[2]



< 1.00x
2.7%
1.00x to 1.49x
5.7%
1.50x to 1.99x
17.2%
Not reported
1.0%
≥ 2.00x
73.4%

Note: Statistics as of March 31, 2020. 'NR' means not reported.

1. The chart illustrates the portions of annualized base rent as of March 31, 2020, attributable to leases with tenants having specified implied credit ratings based on their Moody's RiskCalc scores. Moody's equates the EDF scores generated using RiskCalc with a corresponding credit rating.
2. Certain tenants, whose leases do not require unit-level financial reporting, provide the Company with unit-level financial information. The data shown includes unit-level coverage for these leases.

12 Investor Presentation – July 2020 ESSENTIAL PROPERTIES

Established and Proven Investment Infrastructure

Scalable Platform Allows for Consistent Sourcing of Investment Activity at Attractive Yields without Sacrificing Underwriting Standards and Investment Focus

Investment activity has **averaged ~$163mm per quarter** over the last eight quarters



Investment Activity ($000s)
$240,000
$200,000
$160,000
$120,000
$80,000
$40,000
$0
$214,427
$133,745
$103,660
$118,187
$190,280
$173,590
$204,709
$167,490

Investments	2Q 2018	3Q 2018	4Q 2018	1Q 2019	2Q 2019[6]	3Q 2019[7]	4Q 2019[8]	1Q 2020[9]
Number of Transactions	23	34	24	35	32	28	41	32
Property Count	86	62	39	51	91	139	94	63
Avg. Investment per Unit (in 000s)	$2,438	$2,042	$2,572	$2,303	$2,015	$1,174	$2,049	$2,551
Cash Cap Rates[1]	7.6%	7.6%	7.6%	7.5%	7.3%	7.5%	7.3%	7.1%
GAAP Cap Rates[2]	8.7%	8.5%	8.5%	8.4%	8.1%	8.2%	8.0%	8.0%
Master Lease %[3,4]	82%	58%	57%	47%	67%	73%	41%	54%
Sale-Leaseback %[3,5]	90%	77%	83%	78%	65%	88%	81%	88%
% of Financial Reporting[3]	96%	100%	90%	100%	100%	100%	99%	100%
Rent Coverage Ratio	2.4x	2.7x	2.8x	3.2x	3.2x	3.2x	3.1x	2.7x
Lease Term Years	17.2	16.1	16.6	15.1	15.3	16.6	16.3	16.1

1. Cash ABR for the first full month after the investment divided by the gross purchase price for the property plus transaction costs.
2. GAAP rent for the first twelve months after the investment divided by the gross purchase price for the property plus transaction costs.
3. As a percentage of cash ABR for that particular quarter.
4. Includes investments in mortgage loan receivables collateralized by more than one property.
5. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions.
6. Includes three properties that secured $16.8 million of mortgage loans receivable.
7. Includes 71 properties that secured $35.3 million of mortgage loans receivable.
8. Includes 18 properties that secured $34.6 million of mortgage loans receivable.
9. Includes one property that secured $5.3 million of mortgage loans receivable.

13 Investor Presentation – July 2020 ESSENTIAL PROPERTIES

Active Asset Management

Proactive Asset Management Mitigates Risk and Maximizes Risk-Adjusted Returns

- **Dispositions Have Traded at Attractive Cap Rates:** Since inception in 2016 through 2019, we have sold 155 properties for $222mm in net proceeds and achieved a weighted average cash cap rate of 6.8% on the sale of 113 leased properties[8]
- **Trailing 12-Month (TTM) Sales Came from a Diverse Mix of Industries:** No single industry was overrepresented among our dispositions in the trailing 12 month period, which we believe provides visibility into the value of our diverse portfolio


Disposition Activity ($000s)[1]
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$13,799
$19,406
$19,542
$10,480
$26,804
$19,495
$15,229
$19,571

Dispositions	2Q 2018	3Q 2018	4Q 2018	1Q 2019	2Q 2019[7]	3Q 2019	4Q 2019	1Q 2020	Since Inception
Realized Gain/(Loss)[1,2]	9.7%[5]	(6.6%)[6]	0.4%	2.9%	1.3%	17.8%	8.5%	3.2%[5]	4.6%[8]
Cash Cap Rate on Leased Assets[3]	7.1%[5]	6.8%[6]	6.9%	6.6%	7.0%	6.7%	6.9%	7.1%[5]	6.8%[8]
Leased Properties Sold[4]	8	17	7	7	10	9	7	10	117
Vacant Properties Sold[4]	2	4	1	--	1	1	1	--	38
Rent Coverage Ratio	2.1x[5]	1.8x[6]	1.8x	1.8x	1.5x	1.1x	1.7x	0.7x[5]	1.6x[8]

TTM Sales[9]


Family Dining 6%
Quick Service 9%
Auto Service 9%
Casual Dining 19%
Car Washes 24%
C-Stores 1%
Dental 2%
Child Care 10%
Home Furnishings 18%

1. Includes the impact of transaction costs.
2. Gains/(losses) based on our aggregate allocated purchase price.
3. Cash ABR at time of sale divided by gross sale price (excluding transaction costs) for the property.
4. Property count excludes dispositions in which only a portion of the owned parcel is sold.
5. Excludes one property sold pursuant to an existing tenant purchase option.
6. Excludes the sale of one leasehold property.
7. Excludes the prepayment of two mortgage loans receivable for $4.6 million.
8. Excludes two leasehold properties and two properties sold pursuant to an existing tenant purchase option.
9. Percentages are based on cash ABR; trailing 12 months (TTM) period ended March 31, 2020.

14 Investor Presentation – July 2020 ESSENTIAL PROPERTIES

Differentiated Net Lease Investment Opportunity Portfolio Mix and Underlying Fundamentals are Favorable Relative to Peers Strong Unit-Level Coverage2 & Transparency Service-Oriented & Experience-Based Industries Limited Immediate-Term Lease Maturities ü ü ü Source: Public filings and press releases. Note: Essential Properties data as of March 31, 2020. Public net lease REIT data as of most recent reported quarter. ‘NR’ means not reported. Companies may define service-oriented and experienced-based tenants differently, may calculate weighted average remaining lease term differently, may calculate unit-level coverage differently (including peers on a mean or median basis with EPRT representing a weighted average) and may calculate the percentage of their tenants reporting differently than EPRT. Accordingly, such data for these companies and EPRT may not be comparable. Designations entitled “other” are counted as one industry, even though the “other” segment could represent multiple industries. EPRT, GTY, NNN, O, SRC and STOR coverage based on four-wall; EPR and FCPT coverage based on EBITDAR. VER property level sales data was collected for 92.7% of retail and restaurant properties required to provide unit level sales reports, representing 45.3% of retail and restaurant properties owned. 89% % Unit-Level Financial Reporting3 98% NR 45% 98% 50% NR 80% NR NR 242, 242, 242 14.6 Weighted Average Lease Term (# of Years) 14.0 10.8 12.9 9.8 10.0 11.1 9.8 9.2 8.3 2 Total Number of Tenant Industries1 3 10 16 37 112 50 28 41 32 (% of ABR) (% of Rent Expiring through 2023) Less Reliance on Top 10 Tenancy with Smaller Scale Properties ü (% of ABR) 16 $3.6 Average Investment Per Property ($mm) $3.3 $2.0 $3.8 $2.7 $2.9 $3.0 $17.9 $1.3 $2.7

Public Net Lease REIT Benchmarking – Leverage and Dividend Sustainability Low Leverage and Healthy Payout Ratio Underscore Sustainability of Current Income 2019 AFFO Payout Ratio4 Net Debt + Preferred / EBITDAre Debt / Undepreciated Gross Assets2 Dividend Yield3 Source: Public filings and FactSet. Note: Financial data as of March 31, 2020 as adjusted for subsequent publicly-disclosed events. Companies may calculate Adjusted Annualized EBITDAre differently; accordingly such data for EPRT and these companies may not be comparable. VER includes adjustments for intra-quarter disposition activity. Undepreciated Gross Assets represents the sum of total assets and accumulated depreciation. Dividend yield represents the quotient of (i) most recent declared dividend per share, annualized, and (ii) closing price per share at May 28, 2020. 2019 AFFO Payout Ratio represents the quotient of (i) most recent declared dividend per share, annualized, and (ii) AFFO per share for the twelve months ended December 31, 2019. 242, 242, 242 (Net Debt plus Preferred-to-Adjusted Annualized EBITDAre1) 17 17

  Implied Cap Rate4   5.0% 5.4%   5.6% 6.8%   6.9% 6.9%   7.5% 7.8%   7.8% 9.8% Average 6.9% (unaudited, in thousands) Three Months Ended, March 31, 2020         Adjusted net operating income ("NOI")1 $42,862         Straight-line rental revenue, net1 (2,966)         Other amortization and non-cash charges 434         Adjusted Cash NOI 40,330         Annualized Adjusted Cash NOI 161,320         Applied Cap Rate 7.75% 7.25% 6.75% 6.25% 5.75% Implied Real Estate Value $1,955,394         Net Debt (657,052)         Prepaid expenses and other assets, net of deferred financing costs2 10,873         Dividend payable (21,295)         Accrued liabilities and other payables3 (13,820)         Total Net Equity $1,274,100         Fully Diluted Shares Outstanding 92,504         Price Per Share $15.14 $16.69 $18.47 $20.54 $22.96 Implied Nominal Cap Rate – Sensitivity Analysis Source: Public filings, FactSet and SNL. Note: Market data as of June 29, 2020. Companies may define adjusted cash NOI differently. Accordingly, such data for these companies and EPRT may not be comparable. This adjustment is made as to reflect NOI as if all acquisitions and dispositions of real estate investments made during the three months ended March 31, 2020 had occurred on January 1, 2020. Adjusted to exclude $3.3mm of deferred financing costs related to our revolving credit facility. Adjusted to exclude $41.0mm of interest rate swap liabilities at fair value. Implied nominal cap rate calculated based on adjusted cash NOI for the most recently reported three months, as adjusted for subsequent events, annualized. 242, 242, 242 Implied Cap Rate and NAV Analysis Strong Upside Potential Given Relative Valuation Peer Benchmarking 18

Appendix

242, 242, 242 Unsecured Covenants Calculation 03/31/20 Limit Consolidated Leverage Ratio Total debt / total asset value (TAV) 36.7% 60.0% Unencumbered Leverage Ratio Unsecured debt / unencumbered TAV 35.3% 60.0% Consolidated Secured Debt Leverage Ratio Consolidated secured debt / TAV 7.4% 50.0% Consolidated Fixed Charge Coverage Ratio Consolidated adjusted EBITDA / Consolidated fixed charges 4.5x 1.5x Unencumbered Interest Coverage Ratio Unencumbered NOI / consolidated unsecured interest expense 8.14x 1.75x Tangible Net Worth ($ in 000s) Tangible net worth > Minimum tangible net worth $1,448,863 $1,104,228 Unsecured Credit Covenants Covenant Summary and Compliance

Public Net Lease REIT Benchmarking – Liquidity Analysis EPRT is in a Superior Liquidity Position Relative to Peers Liquidity1 / Undepreciated Investments2 Liquidity1 / Cash ABR at 1Q’2020 Source: Public filings and SNL. Note: Financial data as of March 31, 2020 as adjusted for subsequent publicly-disclosed events. Liquidity is defined as the sum of (i) cash and cash equivalents; (ii) availability on a revolving credit facility; (iii) undrawn commitments on term loans and (iv) unsettled forward equity issuances. Undepreciated Investments represents the sum of: (i) net real estate investments; (ii) accumulated depreciation; (iii) loans and direct financing lease receivables; and (iv) assets held for sale. Forecasted 2020 Fixed Costs includes: (i) general and administrative expense and operating expenses for the three months ended March 31, 2020, annualized; (ii) estimated annual interest expense based on the current capitalization; (iii) preferred stock dividend and (iiii) common stock dividends. 2020 Debt Maturities excludes $322 million of notes convertible to common stock for VER. 242, 242, 242 Liquidity1 / Projected 2020 Fixed Costs3 Liquidity1 / Projected 2020 Fixed Costs3 and 2020 Debt Maturities4

Focused on Highly Fungible and Liquid Real Estate Smaller-Scale Real Estate is Inherently More Liquid and Fungible Lower ABR per Property2,3 Smaller Average Property Size Smaller-Scale Net Leased Investments ü ü ü Source: Public filings and press releases. Note: Essential Properties data as of March 31, 2020. Public net lease REIT data as of most recent reported quarter. EPR, SRC and VER statistics calculated based on (i) total cash ABR for the three months ended March 31, 2020 and (ii) the average square footage during such time. GTY is calculated using GAAP ABR. EPR, SRC and VER statistics calculated based on (i) total cash ABR for the three months ended March 31, 2020 and (ii) the average property count during such time. (Average Investment per Property ($mm)) 242, 242, 242 (Average square feet, in thousands) Appropriate Rent per Square Foot1,2 ü (Cash ABR per property, in thousands) (Cash ABR per square foot) 22

Leasing Summary Lease Escalations 242, 242, 242 Leases contributing 99% of cash ABR provided for base rent escalation, generally ranging from 1.0% to 3.0% annually, with a weighted average annual escalation rate of 1.5%, which assumes 0.0% change in annual CPI 7% of contractual rent escalations by cash ABR are CPI-based, while 92% are based on fixed percentage or scheduled increases 68% of cash ABR derived from flat leases is attributable to leases that provide for contingent rent based on a percentage of the tenant’s gross sales at the leased property Based on cash ABR as of March 31, 2020. Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occur annually. For leases in which rent escalates by the greater of a stated fixed percentage or CPI, we have assumed an escalation equal to the stated fixed percentage in the lease. As any future increase in CPI is unknowable at this time, we have not included an increase in the rent pursuant to these leases in the weighted average annual escalation rate presented. Lease Escalation Frequency Lease Escalation Type     Weighted Average Lease Escalation Frequency % of Cash ABR Annual Escalation Rate1,2 Annually 79.6% 1.5% Every 2 years 2.4 1.4 Every 3 years 1.0 1.4 Every 4 years 0.5 0.8 Every 5 years 13.8 1.3 Every 6 years 0.3 0.7 Other escalation frequencies 1.3 1.3 Flat 1.2 NA Total / Weighted Average 100.0% 1.5%

Financial Summary – 1Q’2020 Consolidated Statements of Operations 242, 242, 242 Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $192 and $349 for the three months ended March 31, 2020 and 2019, respectively. Includes reimbursable income from our tenants of $165 and $743 for the three months ended March 31, 2020 and 2019, respectively. During the three months ended March 31, 2020, includes non-recurring expenses of $652 for costs and charges incurred in connection with the termination of one of our executive officers. Includes reimbursable expenses from our tenants of $165 and $743 for the three months ended March 31, 2020 and 2019, respectively. Includes the write-off of $924 of deferred financing costs during the three months ended March 31, 2020.     Three Months Ended March 31, (in thousands, except share and per share data)   2020   2019     (unaudited)   (unaudited) Revenues: Rental revenue1,2   $ 39,542   $ 30,774 Interest on loans and direct financing leases 1,938 326 Other revenue   7   7 Total revenues 41,487 31,107           Expenses: Interest   6,833   7,089 General and administrative3 7,536 4,188 Property expenses4   373   1,247 Depreciation and amortization 13,012 9,120 Provision for impairment of real estate   373   1,440 Provision for loan losses   468   — Total expenses 28,595 23,084 Other operating income:         Gain on dispositions of real estate, net 1,875 676 Income from operations   14,767   8,699 Other (loss)/income: Loss on repayment of secured borrowings5   (924)   — Interest 231 91 Income before income tax expense   14,074   8,790 Income tax expense 31 67 Net income   14,043   8,723 Net income attributable to non-controlling interests   (84) (2,594) Net income attributable to stockholders and members   $ 13,959   $ 6,129 Basic weighted-average shares outstanding   90,322,402   45,240,247 Basic net income per share $ 0.15 $ 0.13 Diluted weighted-average shares outstanding   91,332,297   64,640,054 Diluted net income per share $ 0.15 $ 0.13

Financial Summary – 1Q’2020 Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) 242, 242, 242 Includes non-recurring expenses of $652 for accruals of severance payments and acceleration of non-cash compensation expense in connection with the termination of one of our executive officers and our $924 loss on repayment of secured borrowings during the three months ended March 31, 2020. Calculations exclude $130 and $155 from the numerator for the three months ended March 31, 2020 and 2019, respectively, related to dividends paid on unvested restricted share awards and restricted share units.     Three Months Ended March 31,   (unaudited, in thousands except per share amounts)   2020   2019   Net income   $ 14,043   $ 8,723   Depreciation and amortization of real estate   12,988   9,097   Provision for impairment of real estate   373   1,440   Gain on dispositions of real estate, net   (1,875)   (676)   Funds from Operations   25,529   18,584   Other non-recurring expenses1 1,576 — Core Funds from Operations   27,105   18,584   Adjustments: Straight-line rental revenue, net   (3,191)   (2,903)   Non-cash interest expense 534 816 Non-cash compensation expense   1,291   1,226   Other amortization expense 434 228 Other non-cash charges 468 3 Capitalized interest expense   (95)   (25)   Transaction costs 67 — Adjusted Funds from Operations   $ 26,613   $ 17,929   Net income per share2:           Basic $ 0.15 $ 0.13 Diluted   $ 0.15   $ 0.13   FFO per share2: Basic   $ 0.28   $ 0.29   Diluted $ 0.28 $ 0.29 Core FFO per share2:           Basic $ 0.30 $ 0.29 Diluted   $ 0.30   $ 0.29   AFFO per share2: Basic   $ 0.29   $ 0.28   Diluted $ 0.29 $ 0.27

Financial Summary – 1Q’2020 Consolidated Balance Sheets 242, 242, 242     March 31, 2020   December 31, 2019 (in thousands, except share and per share amounts)   (unaudited)   (audited) ASSETS         Investments: Real estate investments, at cost:         Land and improvements $ 632,628 $ 588,279 Building and improvements   1,317,406   1,224,682 Lease incentive 5,358 4,908 Construction in progress   11,558   12,128 Intangible lease assets 80,592 78,922 Total real estate investments, at cost   2,047,542   1,908,919 Less: accumulated depreciation and amortization (100,473) (90,071) Total real estate investments, net   1,947,069   1,818,848 Loans and direct financing lease receivables, net 99,487 92,184 Real estate investments held for sale, net   1,528   1,211 Net investments 2,048,084 1,912,243 Cash and cash equivalents   192,616   8,304 Restricted cash 21,456 13,015 Straight-line rent receivable, net   29,117   25,926 Prepaid expenses and other assets, net 14,173 15,959 Total assets   $ 2,305,446   $ 1,975,447 LIABILITIES AND EQUITY         Secured borrowings, net of deferred financing costs $ 173,470 $ 235,336 Unsecured term loans, net of deferred financing costs   625,770   445,586 Revolving credit facility 65,000 46,000 Intangible lease liabilities, net   9,306   9,564 Dividend payable 21,295 19,395 Accrued liabilities and other payables   54,825   17,453 Total liabilities 949,666 773,334 Commitments and contingencies   —   — Stockholders' equity: Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of March 31, 2020 and December 31, 2019   —   — Common stock, $0.01 par value; 500,000,000 authorized; 91,949,849 and 83,761,151 issued and outstanding as of March 31, 2020 and December 31, 2019, respectively 919 838 Additional paid-in capital   1,422,169   1,223,043 Distributions in excess of cumulative earnings (34,878) (27,482) Accumulated other comprehensive loss   (39,820)   (1,949) Total stockholders' equity 1,348,390 1,194,450 Non-controlling interests   7,390   7,663 Total equity 1,355,780 1,202,113 Total liabilities and equity   $ 2,305,446   $ 1,975,447

Financial Summary – 1Q’2020 GAAP Reconciliations to EBITDAre, GAAP NOI, Cash NOI and Estimated Run Rate Metrics 242, 242, 242 These adjustments are made to reflect EBITDAre, NOI and Cash NOI as if all investments in and dispositions of real estate made during the three months ended March 31, 2020 had occurred on January 1, 2020. Adjustment excludes $1,576 of non-core expenses added back to compute Core FFO and our $468 provision for loan loss. Adjustment excludes contingent rent (based on a percentage of the tenant's gross sales at the leased property) where payment is subject to exceeding a sales threshold specified in the lease and lease termination fees.     Three Months Ended (unaudited, in thousands)   March 31, 2020 Net income   $ 14,043 Depreciation and amortization   13,012 Interest expense   6,833 Interest income (231) Income tax expense   31 EBITDA 33,688 Provision for impairment of real estate   373 Gain on dispositions of real estate, net (1,875) EBITDAre   32,186 Adjustment for current quarter acquisition and disposition activity1 1,846 Adjustment to exclude other non-recurring expenses2   2,044 Adjustment to exclude lease termination fees and certain percentage rent3 (98) Adjusted EBITDAre - Current Estimated Run Rate   35,978 General and administrative 6,884 Adjusted net operating income ("NOI")   42,862 Straight-line rental revenue, net1 (2,966) Other amortization expense   434 Adjusted Cash NOI $ 40,330       Annualized EBITDAre $ 128,744 Annualized Adjusted EBITDAre   $ 143,912 Annualized Adjusted NOI $ 171,448 Annualized Adjusted Cash NOI   $ 161,320

Glossary Supplemental Reporting Measures and Other Terms 242, 242, 242 FFO, Core FFO and AFFO Our reported results are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). We also disclose funds from operations (“FFO”), core funds from operations (“Core FFO”) and adjusted funds from operations (“AFFO”), each of which is a non-GAAP financial measures. We believe these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions). We compute Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and/or not related to our core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include items like certain transaction related gains, losses, income or expense or other non-core amounts as they occur. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain items that we believe are not indicative of our operating performance, including straight-line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization and non-cash charges, capitalized interest expense and transaction costs. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We believe that AFFO is an additional useful supplemental measure for investors to consider to assess our operating performance without the distortions created by non-cash and certain other revenues and expenses. FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities, and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Glossary Supplemental Reporting Measures and Other Terms 242, 242, 242 We also present our earnings before interest, taxes and depreciation and amortization for real estate (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA and EBITDAre We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. We present EBITDA and EBITDAre as they are measures commonly used in our industry and we believe that these measures are useful to investors and analysts because they provide important supplemental information concerning our operating performance, exclusive of certain non-cash and other costs. We use EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA and EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, the should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs. Net Debt We calculate our net debt as our gross debt (defined as total debt plus net deferred financing costs on our secured borrowings) less cash and cash equivalents and restricted cash deposits held for the benefit of lenders. We believe excluding cash and cash equivalents and restricted cash deposits held for the benefit of lenders from gross debt, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts. NOI and Cash NOI We compute NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight-line rental revenue and other amortization and non-cash charges. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. NOI and Cash NOI are not measurements of financial performance under GAAP. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, our computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Glossary Supplemental Reporting Measures and Other Terms 242, 242, 242 Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI We further adjust EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all investment and disposition activity that took place during the quarter had been made on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and iii) to eliminate the impact of lease termination fees and contingent rental revenue from our tenants which is subject to sales thresholds specified in the lease. We then annualize these estimates for the current quarter by multiplying them by four, which we believe provides a meaningful estimate of our current run rate for all investments as of the end of the current quarter. You should not unduly rely on these measures, as they are based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates. Cash ABR Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of our leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on our mortgage loans receivable as of that date. Rent Coverage Ratio Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date. GE Seed Portfolio GE seed portfolio means our acquisition of a portfolio of 262 net leased properties on June 16, 2016, consisting primarily of restaurants, that were being sold as part of the liquidation of General Electric Capital Corporation for an aggregate purchase price of $279.8 million (including transaction costs). GAAP Cap Rate GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property. Cash Cap Rate Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property. Disclaimer Essential Properties Realty Trust, Inc. and the Essential Properties Realty Trust REIT are not affiliated with or sponsored by Griffin Capital Essential Asset Operating Partnership, L.P. or the Griffin Capital Essential Asset REIT, information about which can be obtained at (https://www.gcear.com).